Exhibit 3.1

STRICTLY CONFIDENTIAL

SECOND AMENDED AND RESTATED

MEMORANDUM

AND

ARTICLES OF ASSOCIATION OF

ZEEKR Intelligent Technology Holding Limited

(adopted by Special Resolution on February 27, 2023, with effective on February 27, 2023)

INCORPORATED IN THE CAYMAN ISLANDS

COMPANIES ACT (REVISED)

Company Limited by Shares

SECOND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

ZEEKR Intelligent Technology Holding Limited

(adopted by Special Resolution on February 27, 2023, with effective on February 27, 2023)

1.	The name of the Company is ZEEKR Intelligent Technology Holding Limited.

2.	The Registered Office of the Company shall be at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a)	(i) To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(ii) To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(b)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(c)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(d)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(e)	To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.

(f)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

In the interpretation of this Second Amended and Restated Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two (2) or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Second Amended and Restated Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.	Except as prohibited or limited by the Companies Act (Revised), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Second Amended and Restated Memorandum of Association and the Second Amended and Restated Articles of Association of the Company considered necessary or convenient in the manner set out in the Second Amended and Restated Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.	The share capital of the Company is US$1,000,000.00 divided into 4,734,153,746 Ordinary Shares of a nominal or par value of US$0.0002 each, 126,470,585 Series Pre-A Preferred Shares of par value US$0.0002 each and 139,375,669 Series A Preferred Shares of par value US$0.0002 each, with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Act (Revised) and the Second Amended and Restated Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of Shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in this Second Amended and Restated Memorandum of Association, the Company shall have no power to issue bearer shares, warrants, coupons or certificates.

7.	If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Act (Revised) and, subject to the provisions of the Companies Act (Revised) and the Second Amended and Restated Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

COMPANIES ACT (REVISED)

Company Limited by Shares

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

ZEEKR Intelligent Technology Holding Limited

(adopted by Special Resolution on February 27, 2023, with effective on February 27, 2023)

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Additional Number”	has the meaning as ascribed to it in Article 7(c)(ii).

“Affiliate”	means (i) in respect of any incorporated Person, any other Person who directly or indirectly Controls or is Controlled by, or under direct or indirect common Control with, such Person, provided that in respect of each holder of Preferred Shares, the definition of “Affiliate” shall not include any of its other investee companies or Persons in which such holder of Preferred Shares has invested; (ii) in respect of any Person who is a natural person: (a) any other Person who is directly or through one or more intermediaries indirectly Controlled by such Person; (b) spouse of such Person; (c) children and step-children of such Person; (d) parents and step-parents of such Person; or (e) any other Person who is directly or through one or more intermediaries indirectly Controlled by any natural Person referred to in paragraphs (ii) (b) to (d) in this definition; provided that for purpose of these Articles, the Company shall not be deemed as an Affiliate of any Member.

“Applicable Conversion Price”	has the meaning as ascribed to it in Article 134.

“Articles”	means this Second Amended and Restated Articles of Association of the Company.

“Auditors”	means the Persons for the time being performing the duties of auditors of the Company.

“Automatic Conversion”	has the meaning as ascribed to it in Article 136.

“Board” or “Board of Directors”	means the board of Directors of the Company as constituted from time to time.

“Business Day”	means any day other than (i) Saturday, Sunday or any day on which banking institutions in the PRC (with respect to corporate banking business only), Hong Kong, British Virgin Islands, Cayman Islands or United States of America, are closed either under applicable laws or action of any Governmental Authority; and (ii) a day on which typhoon signal No.8 or above is hoisted or black rainstorm warning signal is issued (as the case may be) at any time between 9:00a.m. and 5:00p.m. on such date in Hong Kong.

“BVI Company”	means ZEEKR Technology Innovation Limited, a BVI business company incorporated under the laws of the British Virgin Islands with the company number of 2059042.

“Change of Control”	means that Mr. Shufu LI no longer directly or indirectly through one or more intermediaries or Affiliates, Controls the Company or any Material Subsidiary.

“Claims”	means actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations.

“Closing”	has the meaning as ascribed to it in the Shareholders Agreement.

“Company”	means the above named Company.

“Company Competitor”	has the meaning as ascribed to it in the Shareholders Agreement.

“Control”	means the power or authority, whether exercised or not, to direct the decisions, business, management and policies of such Person, directly or indirectly (including but not limited to through one (1) or more Subsidiaries), whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled by” has meanings correlative to the foregoing.

“Convertible Securities”	means any indebtedness, shares (other than the Shares) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for Shares.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Designating Parties”	has the meaning as ascribed to it in Article 104.

“Directors”	means the directors of the Company, as may be in office from time to time.

“Directors’ Resolution in Writing”	has the meaning as ascribed to it in Article 99.

“dividend”	includes bonus.

“Encumbrance”	means any mortgage, lien (other than those (i) liens for Taxes not yet due and payable or for Taxes that the tax-payer is contesting in good faith through appropriate proceedings, (ii) purchase money liens and liens securing rental payments under capital lease arrangements and (iii) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money), option to buy or sell or pledge, or any agreement, arrangement or obligation creating any of the foregoing.

“Equity Security” or “Equity Securities”	means, with respect to any Person (other than a natural Person), any shares, common stock, member interests, partnership interests or other equity interests in such Person, including any indebtedness, shares, options, warrants or other securities or instruments which are convertible into, or exchangeable or exercisable for, any such equity interests and, in respect of the Company, includes any Ordinary Shares, Preferred Shares, Warrants, Options or Convertible Securities.

“ESOP”	means the share incentive plan adopted by the Board on August 20, 2021, and any other stock option plan, equity incentive plan, purchase plan or participation plan approved by the Simple Majority Shareholders and adopted by the Company by way of a resolution passed by the Board, for the benefit of employees, officers, Directors, contractors, advisors or consultants and other Persons as deemed appropriate and desirable by the Board.

“Existing Ordinary Shareholders”	has the meaning as ascribed to it in the Shareholders Agreement.

“Fair Market Value”	means, with respect to any security or other asset, (a) if such security is listed on any established stock exchange or traded on any established market, the volume weighted average price for the thirty (30) consecutive trading days for such security as quoted on such exchange or market on the date of determination (or if the determination date for the Fair Market Value occurs on an non-Business Day, on the following Business Day), as reported in a source which the Board may deem reliable and appropriate; (b) in the absence of such exchange or market for such value determination as referred to in the foregoing item (a), its fair market value as determined in good faith by a valuer of internationally recognized standing selected by the Board; provided that if the Simple Majority Shareholders disagree with the determination of the valuer selected by the Board, then within ten (10) days from the determination of Fair Market Value by such valuer, the Simple Majority Shareholders and the Board shall jointly appoint another independent valuer to determine the Fair Market Value (with costs to be borne by the dissenting Members), and such valuation by such independent valuer shall be binding on such parties.

“First Participation Notice”	has the meaning as ascribed to it in Article 7(c)(i).

“Final Transfer Notice”	has the meaning as ascribed to it in Article 13(f).

“First Refusal Period”	has the meaning as ascribed to it in Article 13(b).

“fully paid”	has the meaning as ascribed to it in the Statute.

“Geely HK”	means Geely International (Hong Kong) Limited 吉利國際(香港)有限公司 (a company incorporated under the laws of Hong Kong with the company number of 0940401).

“Governmental Authority”	means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) national, federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court, adjudication, arbitral or other tribunal), (d) multinational organization or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, adjudicational, arbitral, legislative, police, regulatory or taxing authority or power of any nature.

“Group Companies”	means, collectively, the Company and its direct and indirect Subsidiaries from time to time, and each of the foregoing shall be referred to as a “Group Company”.

“HK Company”	means ZEEKR Technology Limited, a company incorporated in Hong Kong with the company number of 3039999.

“Hong Kong”	means Hong Kong Special Administrative Region of the People’s Republic of China.

“Initial Shareholders”	means Luckview and Geely HK.

“Law” or “Laws”	means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental consent, concession, grant, franchise, license, agreement, directive, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority (including any listing rules of any stock exchange), in each case as amended from time to time, and any and all applicable orders.

“Loss” or “Losses”	means actual losses, damages (excluding any indirect damages, consequential damages, lost opportunity costs, damage to reputation, and material and emotional distress loss), costs and expenses (including reasonable legal costs and expenses and reasonable costs and expenses of defense and investigation).

“Luckview”	means Luckview Group Limited (a company incorporated under the laws of British Virgin Islands) with the company number of 1058344

“Material Subsidiary”	means any of the BVI Company, the HK Company, the WFOE or ZEEKR Shanghai.

“Maximum Sale Shares”	has the meaning as ascribed to it in Article 14(b).

“Member”	shall bear the meaning as ascribed to it in the Statute.

“Members’ Resolution in Writing”	has the meaning as ascribed to it in Article 53.

“month”	means calendar month.

“Motivating Directors”	has the meaning as ascribed to it in Article 99(a).

“Necessary Action”	means, with respect to a specified result, all actions (to the extent such actions are permitted by law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Shares whether at any annual general meeting or extraordinary general meeting, by written consent or otherwise, (ii) procuring or causing Directors (to the extent such Directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Persons may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result; but for each Party, any necessary actions that should be taken by them means those actions that can be taken to the extent practicable.

“New Issuance”	has the meaning as ascribed to it in Article 7(a).

“New Securities”	has the meaning as ascribed to it in Article 7(a).

“Non-Transferring Initial Shareholder(s)”	has the meaning as ascribed to it in Article 13(a).

“ODI Investors”	means NING BO MEI SHAN BONDED PORT AREA WEN DING INVESTMENT CO., LTD. (宁波梅山保税港区问鼎投资有限公司), Quzhou Xin'an Zhizao Equity Investment Partnership (Limited Partnership) (衢州信安智造股权投资合伙企业（有限合伙）), Guangzhou Yuexiu Jinchan Phase V Equity Investment Fund Partnership (Limited Partnership) (广州越秀金蝉五期股权投资基金合伙企业（有限合伙）), Guangzhou Yuanjian Xinyu Industrial Investment Partnership (Limited Partnership) (广州远见新誉实业投资合伙企业（有限合伙）) and Zhejiang Free Trade Zone Lanji Equity Investment Fund Partnership (Limited Partnership) (浙江自贸区蓝吉股权投资基金合伙企业（有限合伙）), and “ODI Investor” means each of them.

“Old Applicable Conversion Price”	has the meaning as ascribed to it in Article 139(d).

“Options”	means any options or rights of election to subscribe for, purchase or otherwise directly acquire the Shares or Convertible Securities.

“Ordinary Resolution”	means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote. The expression also includes a Members’ Resolution in Writing.

“Ordinary Shares”	means the Company’s ordinary shares, par value US$0.0002 per share.

“Other Purchasing ROFR Holder”	has the meaning as ascribed to it in Article 13(d).

“Other ROFR Holder”	has the meaning as ascribed to it in Article 13(a).

“Oversubscription”	has the meaning as ascribed to it in Article 7(c)(ii).

“Oversubscription Participant”	has the meaning as ascribed to it in Article 7(c)(ii).

“paid-up”	means paid-up and/or credited as paid-up.

“Permitted Transfer”	has the meaning as ascribed to it in Article 10.

“Permitted Transferee”	means (i) with respect to any Member other than the Existing Ordinary Shareholders, any Affiliate of such Member or any other Person consented in advance by the Company in writing; (ii) with respect to an Existing Ordinary Shareholder, any of its Affiliates, any of the other Existing Shareholders and Affiliates of such other Existing Shareholders; and (iii) without prejudice to item (ii) with respect to an indirect Transfer by GHGK Innovation Limited or GAGK Innovation Limited, any employee of the Company or any of its Affiliates.

“Person”	means any individual or natural person, company, corporation, Governmental Authority, partnership, association, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, whether or not having separate legal personality, other than in respect of a director or officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“PRC”	means the People’s Republic of China, but solely for the purposes of these Articles, excluding Hong Kong, Macau Special Administrative Region of the People’s Republic of China and the islands of Taiwan.

“Preemptive Pro Rata Portion”	has the meaning as ascribed to it in Article 7(b).

“Preemptive Right”	has the meaning as ascribed to it in Article 7(a).

“Preemptive Rights Holder”	has the meaning as ascribed to it in Article 7(a).

“Preferred Shares”	means any issued and outstanding preferred shares in the capital of the Company, including the Series Pre-A Preferred Shares, the Series A Preferred Shares and any other series of preferred shares as may be issued by the Company from time to time.

“Proposed Transferee”	has the meaning as ascribed to it in Article 9.

“Qualified IPO”	means the consummation of a firmly underwritten public offering of the Ordinary Shares of the Company (whether through an initial public offering or through a merger, reverse merge, combination or consolidation with another listed company), and in which such Ordinary Shares are listed on the New York Stock Exchange, the NASDAQ Global Market, the Main Board of the Stock Exchange of Hong Kong or such other stock exchange approved by the Board.

“registered office”	means the registered office for the time being of the Company.

“Representatives”	means directors, employees, agents, attorneys, accountants, advisors and any other representatives.

“ROFR Completion Period”	has the meaning as ascribed to it in Article 13(g).

“ROFR First Acceptance Notice”	has the meaning as ascribed to it in Article 13(b).

“ROFR Purchasing Initial Shareholder”	has the meaning as ascribed to it in Article 13(b).

“ROFR Second Acceptance Notice”	has the meaning as ascribed to it in Article 13(d).

“ROFR Transferee” or “ROFR Transferees”	has the meaning as ascribed to it in Article 13(f).

“ROFR Offer”	has the meaning as ascribed to it in Article 13(a).

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Participation Notice”	has the meaning as ascribed to it in Article 7(c)(ii).

“Second Participation Period”	has the meaning as ascribed to it in Article 7(c)(ii).

“Second Refusal Period”	has the meaning as ascribed to it in Article 13(d).

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Conversion Price”	has the meaning as ascribed to it in Article 134.

“Series A Issue Price”	means US$5.3811 for each Series A Preferred Share.

“Series A Preferred Shares”	means the series A preferred shares, par value US$0.0002 per share, with the rights and privileges as set forth in these Articles.

“Series Pre-A Closing Date”	with respect to each holder of Series Pre-A Preferred Shares, the date on which such Series Pre-A Preferred Shares were first issued to such Member.

“Series Pre-A Conversion Price”	has the meaning as ascribed to it in Article 134.

“Series Pre-A Issue Price”	means US$3.9535 for each Series Pre-A Preferred Share.

“Series Pre-A Preferred Shares”	means the series Pre-A preferred shares, par value US$0.0002 per share, with the rights and privileges as set forth in these Articles.

“Shares”	means the outstanding shares of the Company from time to time, including Ordinary Shares and the Preferred Shares, and a Share shall include a fraction of a Share.

“Shareholders Agreement”	means the first amended and restated shareholders agreement dated February 27, 2023 entered into by the Company, the Initial Shareholders and other parties thereto (as amended from time to time).

“Shareholding Percentage”	means a fraction expressed in a percentage, the numerator of which shall be the number of Shares (on a fully-diluted, as-converted and as-exercised basis) held by a Member, and the denominator of which shall be the total aggregate number of Shares (on a fully-diluted, as-converted and as-exercised basis) then outstanding.

“Simple Majority Preferred Shareholder(s)”	means the Member(s) holding Preferred Shares of the Company which represent the simple majority of the then outstanding voting rights of all outstanding Preferred Shares of the Company (i.e., more than fifty percent (50%) of such voting rights), on an as-converted basis.

“Simple Majority Shareholders”	means the Member(s) holding Shares of the Company which represent the simple majority of the then outstanding voting rights of all Shares of the Company (i.e., more than fifty percent (50%) of such voting rights) (on a fully diluted, as converted and as exercised basis).

“Special Resolution”	has the same meaning as in the Statute and includes a resolution approved in writing as described therein.

“Statute”	means the Companies Act of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary”	means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital.

“Supermajority Preferred Shareholders”	means the Member(s) holding at least sixty percent (60%) of the then outstanding voting right of all outstanding Preferred Shares of the Company, on an as-converted basis.

“Supermajority Series A Preferred Shareholders”	means the Member(s) holding at least sixty five percent (65%) of the outstanding Series A Preferred Shares of the Company.

“Supermajority Series Pre-A Preferred Shareholders”	means the Member(s) holding at least sixty percent (60%) of the outstanding Series Pre-A Preferred Shares of the Company.

“Tag-Along Notice”	has the meaning as ascribed to it in Article 14(b).

“Tag-Along Sale”	has the meaning as ascribed to it in Article 14(a).

“Tag-Along Shareholder”	has the meaning as ascribed to it in Article 14(a).

“Tag-Along Shares”	has the meaning as ascribed to it in Article 14(a).

“Tag Holder”	has the meaning as ascribed to it in Article 14(a).

“Tax” or “Taxes”	means any tax levied by reference to income, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, levy, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest, surcharges and penalties thereon and additions thereto).

“Trade Sale”	means a merger, consolidation (other than the situation where the Members beneficially own the majority of the outstanding shares of the surviving or acquiring company), or any transaction resulting in the dissolution, winding up, liquidation or otherwise the termination of the Company or a sale of all or substantially all of the assets of the Company.

“Transaction Documents”	has the meaning as ascribed to it in the Shareholders Agreement.

“Transfer”	means, with respect to any Shares, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other Encumbrance or other disposition of such Shares or any of its related interests, powers, benefits and rights, including the grant of an Option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of Law; and “Transferred” and “Transferee” shall each have a correlative meaning.

“Transfer Notice”	has the meaning as ascribed to it in Article 9.

“Transfer Shares”	has the meaning as ascribed to it in Article 9.

“Transferring Shareholder”	has the meaning as ascribed to it in Article 9.

“US$” or “US dollars”	means the lawful currency of the United States of America.

“Warrants”	means any warrants to subscribe for, purchase or otherwise directly acquire Shares.

“WFOE”	means Zhejiang ZEEKR Intelligent Technology Co., Ltd. (浙江极氪智能科技有限公司), a company incorporated in the PRC with the unified social credit code of 91330206MA2KNBKT92.

“written” and “in writing”	include all modes of representing or reproducing words in visible form.

“ZEEKR Shanghai”	means ZEEKR Automobile (Shanghai) Co., Ltd. (极氪汽车（上海）有限公司), a company incorporated under the Laws of the PRC with the unified social credit code of 91310000756130462P.

Words importing the singular number only include the plural number and vice versa.

Words importing the masculine gender only include the feminine gender.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the Shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.	Certificates representing Shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the Person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for Transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the Seal and authorised signature(s) affixed by some method or system of mechanical process.

5.	Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.	Subject to Article 7, Article 70 and the provisions, if any, in that behalf in these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares of the Company (including fractions of a Share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such Persons, at such times and on such other terms as they think proper PROVIDED ALWAYS that, notwithstanding any provision to the contrary in these Articles, the Company shall be precluded from issuing bearer Shares, warrants, coupons or certificates.

7.	(a) Subject to Article 7(f), the Members (each a “Preemptive Rights Holder”) shall have a right (“Preemptive Right”) to subscribe up to such Member’s Preemptive Pro Rata Portion of additional Equity Securities of the Company that the Company may, from time to time, propose to issue to any Person (a “New Issuance” and any such Shares or Equity Securities of the Company, “New Securities”) (and any Oversubscription, as provided below), in accordance with the terms, conditions and procedures set forth in this Article 7.

(b) A Member’s “Preemptive Pro Rata Portion” for purposes of the Preemptive Rights under this Article 7 shall be a fraction (a) the numerator of which is the number of Shares held by such Member (on a fully diluted, as converted and as-exercised basis) immediately prior to the issuance of New Securities giving rise to the Preemptive Rights, and (b) the denominator of which is the total number of Shares (on a fully diluted, as converted and as-exercised basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

(c)	Procedures.

(i) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Preemptive Rights Holder a written notice of its intention to issue New Securities (“First Participation Notice”), describing the amount and type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Preemptive Rights Holder shall have fifteen (15) Business Days from the date of delivery of any such First Participation Notice to such Preemptive Rights Holder to agree in writing to subscribe up to such Preemptive Rights Holder’s Preemptive Pro Rata Portion of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be subscribed (not to exceed such Member’s Preemptive Pro Rata Portion). If any Preemptive Rights Holder fails to so respond in writing within such fifteen (15)-Business-Day period, then such Preemptive Rights Holder shall be forfeited the right hereunder to subscribe its Preemptive Pro Rata Portion of such New Securities, but such failure shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii) Second Participation Notice; Oversubscription. If any Preemptive Rights Holder fails or declines to exercise its Preemptive Rights in full in accordance with Article 7(c)(i) above, the Company shall promptly give notice (the “Second Participation Notice”) to the participating Preemptive Rights Holder(s) who has or have exercised in full their Preemptive Rights in accordance with Article 7(c)(i) above. Each such Preemptive Rights Holder (each a “Oversubscription Participant”) shall have fifteen (15) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its intention to subscribe more than its Preemptive Pro Rata Portion of the New Securities (“Oversubscription”), stating the number of the additional New Securities it proposes to subscribe (the “Additional Number”). Such notice shall be made in writing, but such notice may also be made by telephone if confirmed in writing within five (5) Business Days thereafter. If, as a result thereof, such Oversubscription exceeds the aggregate number of the remaining New Securities available for subscription, each Oversubscription Participant will be cut back by the Company with respect to its Oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Shares (on a fully diluted, as converted and as-exercised basis) held by such Oversubscription Participant immediately prior to the issuance of New Securities giving rise to the Preemptive Rights and the denominator of which is the total number of Shares (on a fully diluted, as converted and as-exercised basis) held by all the Oversubscription Participants immediately prior to the issuance of New Securities giving rise to the Preemptive Rights. If any Oversubscription Participant fails to so respond within the Second Participation Period, then such Member shall be deemed forfeited the right hereunder to subscribe such remaining New Securities.

(d)	Closing.

(i) Once a notice is given by any Member to exercise the Preemptive Right to subscribe for any New Securities, it constitutes a binding obligation upon such Member to subscribe from the Company such number of New Securities as stated on such notice. Any New Issuance to a Preemptive Right Holder shall be completed within fifteen (15) Business Days (or, with respect to an ODI Investor, any other reasonable period as negotiated in good faith and agreed in writing by the Company and such ODI Investor) after expiration of the Second Participation Period.

(ii) Upon the completion of any New Issuance in accordance with this Article 7, the Company will issue and deliver to each participating Preemptive Rights Holder a certificate in compliance with the Shareholders Agreement and these Articles, evidencing the New Securities subscribed by such participating Preemptive Rights Holder, which shall be issued free and clear of any adverse Claim and any Encumbrances and the Company will so represent and warrant that such Shares will be, upon issuance thereof to each Preemptive Rights Holder and after payment therefor, duly authorised and validly issued. At the completion of any such New Issuance, each Preemptive Rights Holder must deliver payment in full by wire transfer of immediately available cleared funds of the subscription price for the New Securities subscribed by such Preemptive Rights Holder. At such completion, all Parties to such subscription shall execute such additional documents as the Board may reasonably considers to be necessary or appropriate.

(iii) In the event that any participating Preemptive Rights Holder fails to complete the New Issuance in accordance with this Article 7(d), it shall indemnify any Loss incurred by the Company in connection therewith.

(e)	Rights not Exercised.

(i) To the extent the Preemptive Right over any New Securities is not exercised or if any Preemptive Rights Holder fails to complete the New Issuance in accordance with Article 7(d), then the Company shall have ninety (90) days following the issuance of the First Participation Notice to complete the issuance of such New Securities described in the First Participation Notice as have not been subscribed by way of the exercise of the Preemptive Right at the same or higher price and upon non-price terms not more favorable to the subscribers thereof than those specified in the First Participation Notice. In the event that the Company has not issued such New Securities within such ninety (90)-day period, then the Company shall not thereafter issue any New Securities without again first offering such New Securities to the Members pursuant to this Article 7.

(ii) The election by a Preemptive Rights Holder not to exercise his or its Preemptive Rights under this Article 7 in any one instance shall not affect its right (other than the effects caused by the reduction of its Shareholding Percentage, if applicable) to exercise its Preemptive Rights with respect to any future issuances of New Securities under this Article 7. Any attempted issuance of such New Securities by the Company without first giving the Members the rights described in this Article 7 shall be void and of no force and effect.

(f) Exempted Issuances. The provisions of Article 7(a) through Article 7(e) shall not apply to any issuance by the Company of Equity Securities:

(i) in a Qualified IPO;

(ii) granted or issued to officers, employees, or Directors of the Company or any of its Subsidiaries as compensation for services pursuant to any ESOP;

(iii) upon the conversion of Convertible Securities or the issuance of any Equity Securities pursuant to the terms of the Equity Securities issued in compliance with (or not otherwise in violation of) this Article 7 or otherwise previously approved in accordance with the terms of the Shareholders Agreement and these Articles;

(iv) to any existing Members of a class, in connection with any split, subdivision, reverse split, combination, share dividend, share distribution or recapitalization of a class of outstanding Equity Securities of the Company made in compliance with the terms of the Shareholders Agreement and these Articles and the provisions of the applicable laws; and

(vi) contemplated under the Transaction Documents,

and any Equity Securities so issued shall be excluded from the definition of “New Securities”.

8.	The Company shall maintain a register of Members and every Person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of Transfer (or within such other period as the conditions of issue shall provide) one (1) certificate for all his Shares or several certificates each for one or more of his Shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one (1) certificate and delivery of a certificate for a Share to one (1) of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

9.	Subject to all other articles of these Articles and other than a Transfer pursuant to Article 10, if any Member (a “Transferring Shareholder”) proposes to Transfer any Shares (or any portion thereof, or economic, voting or other interest therein) to any Person other than a Permitted Transferee and such Transferring Shareholder has received the definitive offer provided by the Proposed Transferee, such Transferring Shareholder shall deliver to the Board and each other Member prior written notice of such proposed Transfer (“Transfer Notice”) specifying (a) the Shares owned by the Transferring Shareholder that are subject to the proposed Transfer (the “Transfer Shares”), (b) the proposed consideration (including cash consideration and any non-cash consideration) to be paid for the Transfer Shares on a per share basis (“Transfer Price”), (c) the identity of the proposed Transferee (the “Proposed Transferee”), and (d) all other material terms and conditions of the proposed Transfer. If the Transfer Price is payable in whole or in part in consideration other than cash, the Fair Market Value of the non-cash portion of the consideration shall be determined in accordance with these Articles.

10.	Notwithstanding anything to the contrary in these Articles but subject to any other general requirement in respect of a Transfer set forth in Article 16, each of the Members shall be entitled to directly or indirectly Transfer its respective Equity Securities in the Company to any Permitted Transferee (“Permitted Transfer”), and the Board shall not unreasonably refuse, delay or condition and shall take all Necessary Actions regarding the registration of such Permitted Transferee as a Member of the Company, provided that:

(a) written notice with reasonably satisfactory evidence showing that the intended Transferee is a Permitted Transferee of such Transferring Shareholder shall be sent to the Board at least five (5) Business Days prior to the intended Transfer; and

(b) in the event of a Permitted Transfer in which the Permitted Transferee is an Affiliate of the Transferring Shareholder, if such Transferee ceases to be an Affiliate of the Transferring Shareholder, then the transferred interests shall be Transferred back to the Transferring Shareholder or another Affiliate of the Transferring Shareholder (where Transferring Shareholder shall provide documents in accordance with Article 10(a)), and the Board shall not unreasonably refuse, delay or condition and shall take all Necessary Actions regarding the registration of such Permitted Transferee as a Member of the Company.

11.	(a) Subject to this Section (Transfer of Shares) of these Articles, no holder of the Series A Preferred Shares shall Transfer, directly or indirectly, any Shares held by such holder in the Company prior to the second (2nd) anniversary of the relevant Closing, unless such Transfer is in compliance with the other Transfer restrictions as set forth in Articles 9 to 19, and such Transfer is (i) a Transfer to another holder of Preferred Shares or such holder’s Permitted Transferee, or (ii) a Transfer that is consented to by the Company in writing.

(b) Subject to this Section (Transfer of Shares) of these Articles, no holder of the Series Pre-A Preferred Shares shall Transfer, directly or indirectly, any Shares held by such holder in the Company prior to the second (2nd) anniversary of the relevant Series Pre-A Closing Date, unless such Transfer is in compliance with the other Transfer restrictions as set forth in Articles 9 to 19, and such Transfer is (i) a Transfer to another holder of Preferred Shares or such holder’s Permitted Transferee, or (ii) a Transfer that is consented to by the Company in writing.

(c) Subject to Article 10, without the prior written consent of each holder of Preferred Shares, no Initial Shareholder or Existing Ordinary Shareholder shall Transfer to any Person other than a Permitted Transferee, directly or indirectly, any Shares held by such Initial Shareholder or Existing Ordinary Shareholder in the Company prior to a Qualified IPO.

12.	Notwithstanding anything to the contrary in these Articles, unless otherwise consented by the Company in writing, no Transfer of Shares (or any portion thereof, or economic, voting or other interest therein) shall be made or effected, directly or indirectly, by any holder of Preferred Shares to any Company Competitor.

13.	(a) Subject to Article 14, any Transfer Notice delivered by a Transferring Shareholder that is not an Initial Shareholder shall constitute an offer (the “ROFR Offer”) by such Transferring Shareholder to Transfer the relevant Transfer Shares to the Initial Shareholders (“Non-Transferring Initial Shareholder(s)”) and the other Members (“Other ROFR Holder”) in accordance with the terms of this Article 13.

(b) A Non-Transferring Initial Shareholder may accept the ROFR Offer to purchase any number of the Transfer Shares up to its pro rata portion (calculated according to a fraction, numerator of which shall be the number of Shares held by such Non-Transferring Initial Shareholder and the denominator of which shall be the number of Shares held by all Non-Transferring Initial Shareholder(s)) by delivery of a written notice of acceptance (the “ROFR First Acceptance Notice”) to the Company within ten (10) Business Days after such Non-Transferring Initial Shareholder receives the Transfer Notice from the Transferring Shareholder (the “First Refusal Period”). A Non-Transferring Initial Shareholder accepting the ROFR Offer to purchase the Transfer Shares is defined as a “ROFR Purchasing Initial Shareholder”.

(c) If at the expiration of the First Refusal Period, any Non-Transferring Initial Shareholder has not or has not fully exercised its right to purchase the Transfer Shares, then the Company shall promptly give a written notice to the ROFR Purchasing Initial Shareholder, if any, and such ROFR Purchasing Initial Shareholder may purchase any remaining number of Transfer Shares by delivery of an additional written notice to the Company within five (5) Business Days after receiving such notice. Upon delivery by the ROFR Purchasing Initial Shareholder of the ROFR First Acceptance Notice (and/or any additional notice) to purchase the relevant Transfer Shares, the Transferring Shareholder and the ROFR Purchasing Initial Shareholder(s) shall each be obligated to complete the relevant sale and purchase of the Transfer Shares which the ROFR Purchasing Initial Shareholder(s) has elected to purchase, for the Transfer Price and on the other terms set forth in the Transfer Notice, and the Transfer Shares shall be Transferred free and clear of any Encumbrance. Failure by any Non-Transferring Initial Shareholder to give ROFR First Acceptance Notice (and/or additional notice) within the First Refusal Period or additional prescribed period (as the case may be) will constitute an election not to exercise the first refusal right or not to accept the relevant ROFR Offer by such Person.

(d) If the Non-Transferring Initial Shareholder(s) has not committed to purchase or has been deemed to have waived the right to purchase all Transfer Shares pursuant to subclauses (b) and (c) above, then the Company shall promptly give a written notice to each Other ROFR Holder, and such Other ROFR Holder shall have the right to purchase any number of the remaining Transfer Shares up to its pro rata portion (calculated according to a fraction, numerator of which shall be the number of Shares held by such Other ROFR Holder and the denominator of which shall be the number of Shares held by all Other ROFR Holders) by delivery of a written notice of acceptance (the “ROFR Second Acceptance Notice”) to the Company within ten (10) Business Days after receiving such written notice from the Company (the “Second Refusal Period”). Any such Member accepting the ROFR Offer to purchase the remaining Transfer Shares is defined as a “Other Purchasing ROFR Holder”.

(e) If at the expiration of the Second Refusal Period, any Other ROFR Holder has not or has not fully exercised its right to purchase the remaining Transfer Shares, then the Company shall promptly give a written notice to the Other Purchasing ROFR Holders, and such Other Purchasing ROFR Holders may purchase any remaining number of Transfer Shares up to its pro rata portion (calculated according to a fraction, numerator of which shall be the number of Shares held by such Other Purchasing ROFR Holder and the denominator of which shall be the number of Shares held by all Other Purchasing ROFR Holders) by delivery of an additional written notice to the Company within five (5) Business Days after receiving such notice. Upon delivery by the Other Purchasing ROFR Holder of the ROFR Second Acceptance Notice (and/or any additional notice) to purchase the relevant remaining Transfer Shares, the Transferring Shareholder and the Other Purchasing ROFR Holder(s) shall each be obligated to complete the relevant sale and purchase of the remaining Transfer Shares which the Other Purchasing ROFR Holder(s) has elected to purchase, for the Transfer Price and on the other terms set forth in the Transfer Notice, and the Transfer Shares shall be Transferred free and clear of any Encumbrance. Failure by any Other ROFR Holder to give ROFR Second Acceptance Notice (and/or additional notice) within the Second Refusal Period or additional prescribed period (as the case may be) will constitute an election not to exercise the first refusal right or not to accept the relevant ROFR Offer by such Person.

(f) Within five (5) Business Days after the expiration of the First Refusal Period, or if applicable within five (5) Business Days after the expiration of the Second Refusal Period, the Company shall give a written notice (“Final Transfer Notice”) to all Members, specifying the number of Transfer Shares to be Transferred and the corresponding ROFR Purchasing Initial Shareholder and/or Other Purchasing ROFR Holder (as applicable) (each a “ROFR Transferee”, collectively “ROFR Transferees”).

(g) The closing of the purchase of the relevant Transfer Shares by the Transferring Shareholder, ROFR Purchasing Initial Shareholder and Other Purchasing ROFR Holder (as the case may be) shall take place within forty-five (45) days after the date of the Final Transfer Notice (such forty-five (45) day period may be extended for a reasonable time up to ninety (90) days to the extent reasonably necessary for the obtaining of any necessary Consent under the applicable laws) (“ROFR Completion Period”) by electronic exchange of documents at a date and time selected by the relevant parties. At such closing, the Transferring Shareholder shall Transfer to the relevant ROFR Transferee the number of the Transfer Shares as set forth in the Final Transfer Notice, free and clear of any Encumbrances, and shall warrant that it is the sole legal and beneficial owner of such Transfer Shares. Each ROFR Transferee shall pay the Transferring Shareholder the full amount of the purchase price of the relevant Transfer Shares so purchased (i.e. an amount equal to the product obtained by multiplying the Transfer Price (on a per share basis) and the number of relevant Transfer Shares being acquired by such ROFR Transferee), or cash equivalent of such non-cash consideration as is provided for in the Transfer Notice, by wire transfer of immediately available cleared funds in US dollars or such other currency agreed by the Transferring Shareholder and such ROFR Transferee to an account designated by the relevant Transferring Shareholder five (5) Business Days before the relevant closing.

(h) The Transferring Shareholder and the ROFR Transferees shall be responsible for their respective Taxes, fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of ROFR Transferees’ rights under this Article 13.

(i) With respect to any Transfer Shares unpurchased by ROFR Transferees pursuant to this Article 13, the Transferring Shareholder may Transfer such Shares to any Proposed Transferee within ninety (90) days following delivery of the Final Transfer Notice at a price per share not less than the Transfer Price and on such other terms and conditions no more favorable to the Proposed Transferee than those specified in the Transfer Notice. If the Transferring Shareholder does not complete the sale of the Transfer Shares within such ninety (90) day period, the provisions of Article 13 will apply again, and no Transfer of Shares or other Equity Securities of the Transferring Shareholder will be made other than in accordance with the terms of the Shareholders Agreement and these Articles. Any proposed Transfer to a Person other than the Proposed Transferee will be subject to the provisions of this Section (Transfer of Shares) of these Articles as a separate Transfer.

14.	(a) Except for Transfer of Shares to a Permitted Transferee, if (i) the Transferring Shareholder is an Initial Shareholder, and (ii) such Transfer will result in a Change of Control of the Company, then each holder of Preferred Shares (“Tag Holder”) shall have the right to require the Proposed Transferee to purchase all (and no less than all) Preferred Shares held by such Tag Holder (the “Tag-Along Shares”) immediately prior to the sale of Transfer Shares by the Transferring Shareholder (the “Tag-Along Sale”). The Tag Holder participating in the Tag-Along Sale shall be referred to as the “Tag-Along Shareholder”. Subject to the provisions of Article 14(d), the sale of the Shares of the Initial Shareholder and the holder of Preferred Shares in a Tag-Along Sale shall be completed at the same time.

(b) The Tag-Along Shareholder shall have the right to, exercisable upon written notice (“Tag-Along Notice”) to the Company and the Transferring Shareholder within fifteen (15) Business Days after its receipt of the Transfer Notice, require the Proposed Transferee to purchase the Tag-Along Shares at a price per share not less than the Transfer Price and on such other terms and conditions no more favorable to the Proposed Transferee than those specified in the Transfer Notice, subject to the maximum number of Preferred Shares that the Proposed Transferee is willing to purchase. If the sum of Tag-Along Shares and Transfer Shares exceed the number of Shares that the Proposed Transferee is willing to purchase (“Maximum Sale Shares”), then the number of Transfer Shares shall first be reduced, and if after the number of Transfer Shares is reduced to zero and the number of Tag-Along Shares still exceeds the Maximum Sale Shares, then such Tag-Along Shares which may be sold by the Tag-Along Shareholder shall be reduced proportionately.

(c) For the avoidance of doubt, as a condition precedent to the completion of the relevant Transfer by the Transferring Shareholder, the Tag-Along Shareholder(s) shall have already completed the Tag-Along Sale with respect to the Tag-Along Shares or completes such sale at the same time with the Transferring Shareholder. No Transfer Notice is required to be sent in respect of any Shares Transferred by a Tag-Along Shareholder pursuant to this Article 14. Any failure to deliver the Tag-Along Notice within fifteen (15) Business Days after its receipt of the Transfer Notice will constitute an election not to exercise the right to participate in the Tag-Along Sale by the relevant Tag-Along Shareholder.

(d) Upon delivering of a Tag-Along Notice, the Tag-Along Shareholder shall be obligated to proceed with closing of the Tag-Along Sale, as soon as practicable in accordance with the agreement with the Proposed Transferee and the terms of the Tag-Along Sale. If the Tag-Along Shareholder delivering the Tag-Along Notice fails to close the relevant Tag-Along Sale, then with respect to such Tag-Along Sale only, such Tag-Along Shareholder’s right to Transfer with the Transferring Shareholder in the relevant Tag-Along Sale shall lapse and the Transferring Shareholder shall be entitled to Transfer such number of Shares within ninety (90) days after the relevant scheduled closing as if the Tag Along Notice had not been served by such Tag-Along Shareholder.

(e) The Transferring Shareholder and the Tag-Along Shareholder shall be responsible for their respective Taxes, fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-Along Shareholder’s rights under this Article 14.

15.	After the completion of the Transfer, any Member who Transfers any Transfer Shares in the Company will cease to be a holder of such Transfer Shares and will no longer have any right or privilege as a holder of such Transfer Shares.

16.	(a) In addition to all other terms and conditions contained in these Articles, no Transfer of Shares by a Member may be completed or effective for any purpose unless:

(i) all transferring Member and proposed Transferee shall have executed and delivered to the Company the written Transfer form which complies with the Statute;

(ii) all necessary third-party consents to the Transfer have been obtained;

(iii) the proposed transferring Member and the proposed Transferee shall have paid all reasonable expenses incurred by the Company (including any legal and accounting fees) in connection with such Transfer and the determination of the Fair Market Value;

(iv) such Transfer will not violate any Law, regulation or other governmental rule, or any term and condition of the Shareholders Agreement, or result in a violation thereof by the Company; and

(v) any proposed Transferee of any Shares agrees in writing that it shall, upon the completion of such Transfer, assume the rights and obligations with respect to such Shares under the Shareholders Agreement and (if such proposed Transferee is not a Party to the Shareholders Agreement) become a party to the Shareholders Agreement for such purpose (and execute the deed of adherence and deliver to each other Party to the Shareholders Agreement), and any other agreement or instrument executed and delivered by such transferor in respect of such Shares.

(b) Notwithstanding anything to the contrary contained herein, any attempt by a Transferring Shareholder to Transfer any Share in violation of any provision of this Section (Transfer of Shares) of these Articles shall be void, and the Company shall not register such a Transfer nor shall it treat any alleged Transferee as the holder of such Shares.

(c) Each existing or replacement certificate for Equity Securities of the Company now owned or hereafter acquired by any Member and their Permitted Transferees shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT (AS AMENDED FROM TIME TO TIME) BY AND BETWEEN THE SHAREHOLDERS AND THE COMPANY.”,

and the Company may annotate its register of Members with an appropriate, corresponding legend. At such time as the related Equity Securities are no longer subject to these Articles or the Shareholders Agreement, the Company shall, at the request of the holder of such Equity Securities, issue replacement certificates for such Equity Securities without such legend.

17.	The transferring Member shall be deemed to remain the holder of a Share until the name of the proposed Transferee is entered in the register in respect thereof.

18.	Subject to Article 16(b), The Directors may not resolve to refuse or delay the Transfer of a Share unless the Member has failed to pay an amount due in respect of the Share.

19.	The registration of Transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

REDEEMABLE SHARES

20.	(a) Subject to the provisions of the Statute and these Articles, Shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the Shares, may by Special Resolution determine and the rights attaching to any issued Shares may, subject to the provisions of these Articles, by Special Resolution, be varied so as to provide that such Shares are to be or are liable to be so redeemed.

(b)          Subject to the provisions of the Statute and these Articles, the Company may purchase its own Shares (including fractions of a Share), including any redeemable Shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor in any manner authorised by the Statute, including out of capital and provided that the Company may not redeem or purchase any of its Shares if, as a result of the redemption or purchase, there would no longer be any issued Shares of the Company other than Shares held as treasury Shares.

21.	Subject to the provisions of these Articles, the manner and any of the terms of any such redemption or purchase of Shares may be determined by either the Company by Ordinary Resolution or by the Directors. The Company may make a payment in respect of the redemption or purchase of its own Shares otherwise than out of its profits, share premium account, or the proceeds of a fresh issue of Shares.

TREASURY SHARES

22.	The Company may, subject to the provisions of the law, acquire, hold and dispose of its own Shares as treasury Shares.

VARIATION OF RIGHTS OF SHARES

23.	(a) Subject to Article 23(b) below, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

(b) Notwithstanding anything to the contrary in these Articles and for the avoidance of doubt, (i) the rights attached to the Series Pre-A Preferred Shares may only be varied in accordance with Article 70(A)(a) of these Articles and (ii) the rights attached to the Series A Preferred Shares may only be varied in accordance with Article 70(B)(a) of these Articles.

(c) The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

24.	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

25.	The Company may in so far as the Statute from time to time permits pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

26.	No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

27.	The Company shall have a first and paramount lien and charge on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other Person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a Transfer of any such Share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a Share shall extend to all dividends or other monies payable in respect thereof.

28.	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the Share, or the Person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

29.	To give effect to any such sale the Directors may authorise some Person to Transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such Transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

30.	The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the Person entitled to the Shares at the date of the sale.

CALL ON SHARES

31.	(a) The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether on account of the nominal value of the Shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one (1) month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen (14) days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

(b) A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

(c) The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

32.	If a sum called in respect of a Share is not paid before or on a day appointed for payment thereof, the Persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent (10%) per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

33.	Any sum which by the terms of issue of a Share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the Share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

34.	The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

35.	(a) The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any Shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b) No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

36.	(a) If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of so much of the call, instalment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen (14) days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the Shares in respect of which such notice was given will be liable to be forfeited.

(b) If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited Share and not actually paid before the forfeiture.

(c) A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

37.	A Person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the Shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the Shares.

38.	A certificate in writing under the hand of one (1) Director or the Secretary of the Company that a Share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all Persons claiming to be entitled to the Share. The Company may receive the consideration given for the Share on any sale or disposition thereof and may execute a Transfer of the Share in favour of the Person to whom the Share is sold or disposed of and he shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

39.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

40.	The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

41.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal Representatives of the deceased where he was a sole holder, shall be the only Persons recognised by the Company as having any title to his interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him solely or jointly with other Persons.

42.	(a) Any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by Transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the Share or to make such Transfer of the Share to such other Person nominated by him as the deceased or bankrupt Person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a Transfer of the Share by that Member before his death or bankruptcy as the case may be.

(b)          If the Person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

43.	A Person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by Transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to Transfer the Share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF THESE ARTICLES, CHANGE OF LOCATION OF REGISTERED OFFICE &

ALTERATION OF CAPITAL

44.	(a) Subject to Articles 70(A)(a) and 70(B)(a) and in so far as permitted by the provisions of the Statute, the Company may from time to time by Ordinary Resolution alter or amend its Memorandum of Association otherwise than with respect to the matters as set forth in Article s 70(A)(a) and 70(B)(a), which shall be dealt with in accordance with Article s 70(A)(a) and 70(B)(a), and its name and objects and may, without restricting the generality of the foregoing:

(i)	increase the share capital by such sum to be divided into Shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(iii)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by these Articles or into Shares without nominal or par value;

(iv)	cancel any Shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any Person.

(b) All new Shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

(c) Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

(d) Without prejudice to Article 20 hereof and subject to Articles 70(A)(a) and 70(B)(a) and the provisions of the Statute, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(e) Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

45.	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for Transfers for a stated period but not to exceed in any case forty (40) days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

46.	In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

47.	If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

48.	(a) Subject to paragraph (c) hereof, the Company shall within one (1) year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second (2nd) Wednesday in December of each year at ten o’clock in the morning.

(b) At these meetings the report of the Directors (if any) shall be presented.

(c) If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

49.	(a) The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one (1) or more requisitionists.

(c) If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half(1/2) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

50.	At least five (5) days notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 49 have been complied with, be deemed to have been duly convened if it is so agreed:

(a) in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

(b) in the case of any other general meeting by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five per cent (75%) in nominal value or in the case of Shares without nominal or par value seventy-five per cent (75%) of the Shares in issue, or their proxies.

51.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any Person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

52.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; two (2) Members present in person or by proxy shall be a quorum provided always that if the Company has one (1) Member of record the quorum shall be that one (1) Member present in person or by proxy.

53.	Without prejudice to a written resolution passed under applicable laws, a resolution in writing (“Members’ Resolution in Writing”) circulated to each Member, signed and delivered by or on behalf of the Members for the time being holding such number of Shares carrying in aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a general meeting (except that a Members’ Resolution in Writing passed as a Special Resolution in accordance with the Statute shall be signed and delivered by all Members entitled to vote at a general meeting), be as valid and effective as if the resolution (ordinary or special) had been passed at a general meeting of the Company duly convened and held. The signatures of all relevant Members (or their duly appointed Representatives) need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission containing the sending Member’s (or its duly authorised Representative’s) signature(s) is as effective as signing and delivering the counterpart in person. A copy of each Members’ Resolution in Writing passed in accordance herewith, shall be sent to the Auditors of the Company.

54.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

55.	The Directors present shall elect one (1) of their number to be the chairman of the general meeting of the Company.

56.	If at any general meeting no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one (1) of their number to be the chairman of such meeting.

57.	The chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

58.	When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

59.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

60.	A poll shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

61.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second (2nd) or casting vote.

62.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

63.	(a) In any general meetings of all Members, each Ordinary Share (on an as converted and as exercised basis) confers on its holder the right to one (1) vote on any resolutions of the Members.

(b)          In any class meeting of the Members holding the Ordinary Shares, each Ordinary Share shall be considered carrying the same number of vote(s) as the other Ordinary Shares.

(c)          In any class meeting of the Members holding the Series Pre-A Preferred Shares, each Series Pre-A Preferred Share shall be considered carrying the same number of vote(s) as the other Series Pre-A Preferred Shares.

(d)          In any class meeting of the Members holding the Series A Preferred Shares, each Series A Preferred Share shall be considered carrying the same number of vote(s) as the other Series A Preferred Shares.

(e)          In any class meeting of the Members holding Preferred Shares, each Preferred Share shall confer on its holder the right to the number of vote(s) equal to the number of Ordinary Share(s) into which such Preferred Share is convertible.

64.	In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

65.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other Person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other Persons may vote by proxy.

66.	No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

67.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of such general meeting whose decision shall be final and conclusive.

68.	On a poll votes may be given either personally or by proxy.

69.	The Company shall not implement or carry out the following matters, unless approved in advance in writing by the Supermajority Preferred Shareholders:

(a) dissolve, wind-up or liquidate the Company or any Material Subsidiary or initiate a bankruptcy proceeding with respect to the Company or any Material Subsidiary; and/or

(b) any repurchase, redemption, cancellation or retirement of any of Equity Securities of the Company, other than (i) pursuant to contractual rights to repurchase any Equity Securities of the Company from employees, directors or consultants of the Group Companies upon termination of their employment or services provided in the ESOP, or (ii) redemption or repurchase of any Equity Securities with redemption or repurchase rights attached thereto in accordance with these Articles; and/or

(c) any merger, acquisition, spin-off, consolidation, scheme of arrangement, or any other transactions or a series of transactions resulting in a Change of Control of the Company or any Material Subsidiary, or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company or any Material Subsidiary, provided however that, for the avoidance of doubt, if any of the above matters requires the approval by way of a Special Resolution in accordance with the Statute, and if the Members vote in favour of such act but the consent of the Supermajority Preferred Shareholders has not been obtained, then the votes of the holders of Preferred Shares who vote against such Special Resolution shall carry thirty-four per cent (34%) of the votes on such Special Resolution, and in the event the Supermajority Preferred Shareholders comprise of more than one (1) holder of the Preferred Shares, they shall together carry thirty-four per cent (34%) of the votes on such Special Resolution with such votes being divided equally among them.

70.	(A) The Company shall not implement or carry out the following matters, unless approved in advance in writing by the Supermajority Series Pre-A Preferred Shareholders:

(a) any amendment to these Articles that reduces, removes, or otherwise prejudices the rights, preferences, privileges or powers attached to the Series Pre-A Preferred Shares to the effect such rights, preference or privileges are prejudiced or adversely affected (including but not limited to any action that creates, authorizes the creation of or issues any other security convertible into or exercisable for any Equity Security, ranks senior to the Series Pre-A Preferred Shares in respect of the rights, benefits or privileges relating to dividends and liquidation preference); and/or

(b) the issuance of any Equity Securities of the Company at a per Share price that is lower than the Series Pre-A Issue Price (other than issuance of Equity Securities pursuant to the ESOP); and/or

(c) a Qualified IPO of the Company that reflects a per Share offering price that is lower than the Series Pre-A Issue Price,

provided however that, for the avoidance of doubt, if any of the above matters requires the approval by way of a Special Resolution in accordance with the Statute, and if the Members vote in favour of such act but the consent of the Supermajority Series Pre-A Preferred Shareholders has not been obtained, then the votes of the holders of Series Pre-A Preferred Shares who vote against such Special Resolution together with the votes of the other Members who vote against such special resolution shall carry thirty-four per cent (34%) of the votes on such Special Resolution, and in the event the Supermajority Series Pre-A Preferred Shareholders comprise of more than one (1) holder of the Series Pre-A Preferred Shares, they shall together carry thirty-four per cent (34%) of the votes on such Special Resolution with such votes being divided equally among them.

(B) Unless otherwise required by applicable Laws, the following matters shall require the prior written approval of the Supermajority Series A Preferred Shareholders:

(a)          any amendment to these Articles or the Shareholders Agreement that reduces, removes, or otherwise prejudices the rights, preferences, privileges or powers attached to the Series A Preferred Shares to the effect such rights, preference or privileges are prejudiced or adversely affected (including but not limited to any action that creates, authorizes the creation of or issues any other security convertible into or exercisable for any Equity Security, ranks senior to the Series A Preferred Shares in respect of the rights, benefits or privileges relating to dividends and liquidation preference); and/or

(a)          the issuance of any Equity Securities of the Company at a per Share price that is lower than the Series A Issue Price (other than issuance of Equity Securities pursuant to the ESOP); and/or

(b)          a Qualified IPO of the Company that reflects a per Share offering price that is lower than the Series A Issue Price.

For the avoidance of doubt, if any of the above matters requires the approval by way of a special resolution in accordance with the Companies Act, and if the Members vote in favour of such act but the consent of the Supermajority Series A Preferred Shareholders has not been obtained, then the votes of the holders of Series A Preferred Shares who vote against such special resolution together with the votes of the other Members who vote against such special resolution shall carry thirty-four per cent (34%) of the votes on such special resolution, and in the event the Supermajority Series A Preferred Shareholders comprise of more than one (1) holder of the Series A Preferred Shares, they shall together carry thirty-four per cent (34%) of the votes on such special resolution with such votes being divided equally among them.

PROXIES

71.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

72.	The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

73.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

74.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the Transfer of the Share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or Transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

75.	Any corporation which is a Member of record of the Company may in accordance with these Articles or in the absence of such provision by resolution of its Directors or other governing body authorise such Person as it thinks fit to act as its Representative at any meeting of the Company or of any class of Members of the Company, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

76.	Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

77.	The Board shall consist of such number of Directors as may be jointly determined by the Initial Shareholders from time to time, provided that such number shall in no event be less than two (2).

78.	The Company will reimburse all reasonable out-of-pocket expenses incurred by the Directors in the performance of their duties as Directors, including without limitation, travel, lodging and meal expenses incurred in connection with their attendance at meetings of the Board and any committee thereof. The Directors will receive no other compensation in their capacity as Directors unless otherwise resolved by the Board.

79.	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

80.	A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

81.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

82.	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

83.	No Person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

84.	A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 83 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

85.	(a) Any Director may appoint an alternate and may, in the same way, remove an alternate so appointed by him in accordance with these Articles. An alternate Director shall be entitled to receive notice of all meetings of the Board and attend and vote as such at any meeting at which the Director appointing him is not personally present, and generally in the absence of his appointer to take all actions which his appointer is authorised or empowered to do. A Director who is also an alternate shall be entitled, in the absence of his appointer:

(i)	to a separate vote on behalf of his appointer in addition to his own vote (if any); and

(ii)	to be counted as part of the quorum of the Board on his own account and in respect of the Director for whom he is the alternate.

(b)          An alternate Director shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office.

POWERS AND DUTIES OF DIRECTORS

86.	Subject to Articles 69 and 70, the business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

87.	The Directors may from time to time and at any time by powers of attorney appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

88.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

89.	The Directors shall cause minutes to be made in books provided for the purpose:

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors; or

(c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

90.	All meeting minutes and other records of the Board shall clearly distinguish between the different capacities of attendees or participants and, in the case of individual attendees at Board meetings, between attendance at the meeting and voting on any resolutions or other proceedings.

91.	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

92.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

93.	(a) Subject to Articles 69 and 70, the Board may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the next following paragraph shall be without prejudice to the general powers conferred by this paragraph.

(b) The Board may establish any committees as it deems necessary or appropriate to operate and manage the business and affairs of the Company. Such committee will exercise those powers of the Board delegated to such committee by the Board, provided that no resolution or other action concerning a matter set forth under Article 69 or Article 70 can be delegated to or taken by a committee of the Board. The Board may, by a resolution passed in accordance with Article 98 or Article 99 (as the case may be), appoint members to such committees, which may or may not be a Director.

PROCEEDINGS OF DIRECTORS

94.	Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. The Board shall meet at least once a quarter. Directors of the Board may attend the meeting in person, or through video or telephone conferencing, or any other electronic means in which each Director can listen and speak to each other Director clearly. Participation by a Person in a meeting in this manner shall be treated as such Person being present at that meeting in person.

95.	Any two (2) Directors acting together may call for and convene a meeting of the Directors at any time by jointly sending a written notice to the other Directors in accordance with their contact information registered with the Company, at least three (3) calendar days before the proposed date of the meeting. Such notice shall set forth the date and time of the Board meeting, the manner in which the Board meeting will be conducted and an agenda of the business to be transacted at the meeting. Notwithstanding the foregoing and any other provision, a meeting may be convened on shorter notice with the consent of the majority of the Directors then in office, and the presence of any Director at a Board meeting shall be deemed conclusive evidence that due notice has been given to such Director with respect to such Board meeting.

96.	The quorum necessary for the meetings of the Board shall be (a) in the case of the number of Directors then in office being at least five (5), the total number of Directors then in office minus two (2); and (b) in the case of the number of Director(s) then in office being less than five (5), two (2), and such a meeting shall only proceed where a quorum is present thereat. If within half an hour from the time appointed for a Board meeting a quorum is not present, the meeting shall be adjourned to the same day of the next week at the same time and place or otherwise agreed by a majority of the Directors then in office. Each Director not present at the meeting shall be notified by any other Director by telex or facsimile notice or by any other form of notice in writing of the date, time, venue or method of attendance of the adjourned meeting. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the adjourned meeting, any two (2) Directors present at such adjourned meeting shall constitute a quorum. A Person acting as an alternate for more than one Director shall be counted as a Director for each Director the alternate represents.

97.	Each Director shall be entitled to cast one (1) vote.

98.	Except as specifically provided for herein, any resolution of the Board adopted in a meeting shall be passed and adopted by the affirmative vote of a simple majority of the Directors present at the Board meeting constituted by sufficient quorum.

99.	A resolution in writing signed by the Directors then in office according to the procedures set forth below (“Directors’ Resolution in Writing”) shall be as valid and effectual as if it had been passed at a meeting of the Board, or committee of the Board as the case may be, duly convened and held:

(a)	Any two (2) Directors acting together (such Directors shall be referred to as the “Motivating Directors”) may send a written request (whether by facsimile or electronic mail) to all other Directors, requesting the other Directors to sign a resolution in writing. All other Directors must, within seven (7) Business Days after such notice is received, raise objections to, or deliver the signed counterparts containing such Directors’ signature(s) to indicate their consent to, such resolution in writing, by way of facsimile or email to the Motivating Directors, failing which any such Director will be deemed to have abstained in respect of such resolution in writing. A resolution in writing signed and agreed by more than fifty percent (50%) of the Directors (including the Motivating Directors) then in office shall constitute a Directors Resolution in Writing.

(b)	The signatures of all relevant Directors need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission containing the Directors’ signature(s) is as effective as signing and delivering the counterpart in person.

(c)	A copy of the Directors’ Resolution in Writing shall be circulated to each Director as soon as practicable after it is duly passed, but any omission or delay in circulating the same shall not affect its validity.

100.	All acts done by any meeting of the Directors or of a committee of Directors (including any Person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

101.	(a) A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b) The provisions of Articles 71- 74 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

102.	The office of a Director shall be vacated:

(a) if he gives notice in writing to the Company that he resigns the office of Director;

(b) if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three (3) consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d) if he is found a lunatic or becomes of unsound mind.

APPOINTMENT AND REMOVAL OF DIRECTORS

103.	The Initial Shareholders shall have the right to jointly (not severally) and exclusively to designate, appoint, replace and reappoint individuals to occupy any seat in the Board.

104.	If the Person(s) that are entitled under Article 103 to jointly designate and appoint any Director(s) (“Designating Parties”) notify the Company and the other Members that such Designating Parties desire to remove any Director previously jointly designated by such Designating Parties, with or without cause, then such Director shall be removed from the Board and the Company and each Member shall take all Necessary Actions to cause such removal.

105.	If any vacancy on the Board exists or occurs as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, the Designating Parties who are entitled to jointly designate such Director pursuant to Article 103 may designate another individual to be a Director; and the Company and each Member shall take all Necessary Actions to cause such Person so designated to become a Director. In the event that the Initial Shareholders cease to have the right pursuant to Article 103 to designate an individual to fill such vacancy, then such vacancy shall be filled by the Members through an Ordinary Resolution.

PRESUMPTION OF ASSENT

106.	A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the Person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such Person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

107.	(a) The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one (1) Person who shall be either a Director or the Secretary or Secretary-Treasurer or some Person appointed by the Directors for the purpose.

(b) The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c) A Director, Secretary or other officer or Representative may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

(d) A document to be executed as a Deed shall be executed by a Director or other Person authorised by the Directors for that purpose.

OFFICERS

108.	The Company may have a CEO appointed in accordance with Article 108A. The Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

108A.	The CEO shall be jointly nominated by Initial Shareholders and the appointment or dismissal of the CEO shall be approved by the Board.

108B.	The CEO shall, under the leadership, guidance or instructions of the Board, be responsible for the overall operation and management of the Company. If the CEO has an Affiliate relationship with any entity or individual involved in the proposed transaction to be approved by the CEO, he/she shall submit such matter to the Board for approval.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

109.	Any dividend declared or paid on the Series Pre-A Preferred Shares or the Series A Preferred Shares shall be non-cumulative. Holders of Ordinary Shares, holders of Series Pre-A Preferred Shares and holders of Series A Preferred Shares shall be entitled to dividend on each Share (on an as converted basis and as exercised basis) such Member holds on a pari passu basis.

110.	Subject to the Statute, dividend on a Share may be declared by the Board by way of a resolution, or by the Members by way of an Ordinary Resolution, provided that no dividend declared by such Members may exceed the amount recommended by the Board.

111.	The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

112.	No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

113.	Subject to the rights of Persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a Share in advance of calls shall be treated for the purpose of this Article as paid on the Share.

114.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

115.	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up Shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

116.	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. Any one (1) of two (2) or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

117.	No dividend or distribution shall bear interest against the Company.

CAPITALISATION

118.	Subject to these Articles, the Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

119.	The Directors shall cause proper books of account to be kept with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b) all sales and purchases of goods by the Company;

(c) the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

120.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

121.	The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

122.	The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first (1st) annual general meeting unless previously removed by an Ordinary Resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

123.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

124.	Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

125.	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

126.	(a) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of sixty (60) hours after the letter containing the same is posted as aforesaid.

(b) Where a notice is sent by cable, telex, telecopy or electronic message, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

127.	A notice may be given by the Company to the joint holders of record of a Share by giving the notice to the joint holder first named on the register of Members in respect of the Share.

128.	A notice may be given by the Company to the Person or Persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of Representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

129.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)	every Person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members.

(b)	every Person upon whom the ownership of a Share devolves by reason of his being a legal personal Representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and

No other Person shall be entitled to receive notices of general meetings.

WINDING UP AND LIQUIDATION PREFERENCE

130.	Subject to Article 69(a), if the Company shall be liquidated, dissolved or wound up or a Trade Sale occurs (unless otherwise determined or elected by the Supermajority Preferred Shareholders) and a surplus remains after the payment of debts proved in the winding up and any costs, fees and expenses in connection with the liquidation (such as wages, adviser’s fees, etc.), the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) in the following order:

(a) first, pay to each of the holders of the then outstanding Series A Preferred Shares for each Series A Preferred Share held thereby, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares and holders of Series Pre-A Ordinary Shares, an amount equal to the higher of (i) its Series A Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) plus all dividends declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) and (ii) the amount which such holder is entitled to in respect of such Series A Preferred Share, assuming that such Series A Preferred Shares is converted into Ordinary Shares. If there is insufficient asset to make payment of the foregoing amounts in full to all holders of the then outstanding Series A Preferred Shares, then such assets shall be distributed among such holders simultaneously, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon;

(b) second, if after the distribution in accordance with paragraph (a) above, there are still remaining assets available for distribution, pay to each of the holders of the then outstanding Series Pre-A Preferred Shares for each Series Pre-A Preferred Share held thereby, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares, an amount equal to the higher of (i) its Series Pre-A Issue Price (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) plus all dividends declared but unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) and (ii) the amount which such holder is entitled to in respect of such Series Pre-A Preferred Share, assuming that such Series Pre-A Preferred Shares is converted into Ordinary Shares. If there is insufficient asset to make payment of the foregoing amounts in full to all holders of the then outstanding Series Pre-A Preferred Shares, then such assets shall be distributed among such holders simultaneously, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon; and

(c)          third, if after the distribution in accordance with paragraphs (a) and (b) above, there are still remaining assets available for distribution, any remaining assets available for distribution shall be distributed ratably to the holders of outstanding Ordinary Shares (for avoidance of doubt, no holders of the Series Pre-A Preferred Shares or the Series A Preferred Shares shall be entitled to participate in such distribution in accordance with this Article 130(b)). If there is insufficient asset to make payment of the foregoing amounts in full to all holders of Ordinary Shares, then such assets shall be distributed among the holders of Ordinary Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

131.	If the consideration received by the Company or its Member in a liquidation is other than cash, subject to obtainment of any necessary consents under the applicable laws, the valuation of such consideration in-kind shall be determined by an independent valuer jointly appointed by the Company and the Simple Majority Preferred Shareholders through consultation and agreement, and such valuation shall be binding on all parties.

132.	The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

CONVERSION OF PREFERRED SHARES

133.	The holders of Preferred Shares shall have the rights to convert any or all of Preferred Share(s) held by such holder(s) into Ordinary Share(s) pursuant to this Section (Conversion of Preferred Shares) of these Articles.

134.	The “Applicable Conversion Price” means, with respect to the Series Pre-A Preferred Shares, the then-effective Series Pre-A Conversion Price and with respect to the Series A Preferred Shares, the then-effective Series A Conversion Price. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series Pre-A Preferred Share shall be the quotient of the Series Pre-A Issue Price divided by the then effective Series Pre-A Conversion Price, which shall initially be US$3.9535 (the “Series Pre-A Conversion Price”) resulting in an initial conversion ratio for Series Pre-A Preferred Shares of 1:1. The number of Ordinary Shares to which a holder shall be entitled upon conversion of each Series A Preferred Share shall be the quotient of the Series A Issue Price divided by the then effective Series A Conversion Price, which shall initially be US$5.3811 (the “Series A Conversion Price”) resulting in an initial conversion ratio for Series A Preferred Shares of 1:1.

135.	Subject to applicable Law and these Articles, any Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such Preferred Share and prior to a Qualified IPO, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares based on the Applicable Conversion Price.

136.	Each Preferred Share shall automatically be converted, based on the Applicable Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares upon the earlier of (i) the closing of a Qualified IPO, or (ii) with respect to the Series Pre-A Preferred Share, the date specified by written consent or agreement of the holders of a majority of the then outstanding Series Pre-A Preferred Shares and with respect to the Series A Preferred Share, the date specified by written consent or agreement of the holders of a majority of the then outstanding Series A Preferred Shares. Any conversion pursuant to this Article 136 shall be referred to as an “Automatic Conversion”.

137.	The conversion hereunder of any Preferred Share shall be effected in the following manner:

(a)          Except as provided in Article 137(b) and Article 137(c) below, before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefor at the office of the Company or of any transfer agent for such share and shall give notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. The Company shall effect such conversion by the redemption and cancellation of the Preferred Shares to be converted and applying the proceeds thereof towards payment for the allotment and issuance of such number of Ordinary Shares receivable upon such conversion. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(b)          Upon the occurrence of an event of Automatic Conversion, the holders of Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable, shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable,. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Ordinary Shares into which the Series Pre-A Preferred Shares or Series A Preferred Shares surrendered were convertible on the date on which such Automatic Conversion occurred. Upon such Automatic Conversion, the outstanding Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable, shall be converted automatically into Ordinary Shares without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the Automatic Conversion of any Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable, unless the certificate or certificates evidencing such Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable, are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company may effect such conversion in any manner available under applicable Law, including redeeming or repurchasing the relevant Series Pre-A Preferred Shares or Series A Preferred Shares, as applicable, and applying proceeds thereof towards payment of the new Ordinary Shares.

(c)          No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board either (i) pay cash equal to such fraction multiplied by the Applicable Conversion Price for Preferred Shares, or (ii) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(d)          Upon conversion, all declared but unpaid share dividends on the Preferred Shares shall be paid in shares and all declared but unpaid cash dividends on the Preferred Shares shall be paid either in cash, or in any other manner as mutually agreed by the converting holder of Preferred Shares and the Company.

138.	The Applicable Conversion Price shall be adjusted from time to time as provided below:

(a)          Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)          Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution only to the holders of Ordinary Shares payable in additional Ordinary Shares, the Applicable Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Applicable Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(c)          Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares only to the holders of Ordinary Shares, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(d)          Adjustments for Reorganization, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation in Article 130), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(e)          For the avoidance of doubt, no adjustment shall be made to the Applicable Conversion Price if this would result in the Applicable Conversion Price falling below the par value of the Ordinary Shares. In such cases, the Applicable Conversion Price would be equal to the par value of the Ordinary Shares.

139.	Adjustments to Applicable Conversion Price for Dilutive Issuance.

(a)          New Securities. For the purpose of this Article 139, the “New Securities” shall mean all Ordinary Shares issued (or, pursuant to Article 139(c), deemed to be issued) by the Company after the date hereof, other than the following:

(i)          any Ordinary Shares (or other securities exercisable for such Ordinary Shares) (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such Shares and the like) issued or issuable to the Group Companies’ employees, officers, directors, consultants or any other Persons qualified pursuant to any ESOP;

(ii)         Ordinary Shares issued or issuable pursuant to a share split, share dividend, share combination, recapitalization or other similar transactions of the Company, as described in Article 138;

(iii)         Ordinary Shares issued or issuable upon the conversion of the Preferred Shares or Convertible Securities pursuant to the terms hereof;

(iv)         securities issued in connection with any bona fide acquisition of any Person or bona fide acquisition of all or substantially all of the assets of any Person (whether in an individual transaction or a series of related transactions), that is approved by the Board;

(v)          any securities issued pursuant to a Qualified IPO; and

(vi)         securities issued or issuable pursuant to unanimous approval of the Board, which are not offered to any existing Member of the Company.

(b)          No Adjustment of Applicable Conversion Price. No adjustment in the Applicable Conversion Price shall be made in respect of the issuance of New Securities unless the consideration per Share (determined pursuant to Article 139(e) hereof) for the New Securities issued or deemed to be issued by the Company is less than such Applicable Conversion Price in effect on the date of, and immediately prior to such issuance, as provided for by Article 139(d). No adjustment in the Applicable Conversion Price otherwise required by this Section (Conversion of Preferred Shares) of these Articles shall affect any Ordinary Shares issued upon conversion of any Preferred Share prior to such adjustment. Notwithstanding any provision of the Shareholders Agreement and these Articles, in the event any adjustment made under this Section (Conversion of Preferred Shares) of these Articles results in the Applicable Conversion Price per Share to be less than the par value of such Share, then the Applicable Conversion price per Share shall be deemed to be equal to the par value of such Shares.

(c)          Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued unless the consideration per Share (determined pursuant to Article 139(e) hereof) of such New Securities would be less than the Applicable Conversion Price in effect on the date of and immediately prior to such issue or record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

(i)           no further adjustment in the Applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(ii)          if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)         no readjustment pursuant to Article 139(c)(ii) shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the Applicable Conversion Price in effect immediately prior to the deemed issuance of New Securities that triggered the adjustment and resulted in such readjustment (as adjusted for any share dividends, combinations, reclassifications or splits with respect to such Shares and the like);

(iv)         upon the expiration or lapse or forfeiture of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(A)          in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)          in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Article 139(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

(v)          if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Article 139(c) as of the actual date of their issuance.

(d)          Adjustment of Applicable Conversion Price upon Issuance of New Securities. In the event of an issuance of New Securities, at any time after the date hereof, without consideration or for a consideration per share received by the Company (determined pursuant to Article 139(e)) less than the Applicable Conversion Price on the date of and immediately prior to such issue, then and in such event, the Applicable Conversion Price shall be reduced, concurrently with such issue, to a price determined as set forth below. The mathematical formula for determining any adjustment of the Applicable Conversion Price is as follows and is subject to the more detailed textual description set forth thereafter:

NCP = OCP * (CS + (NP/OCP))/(CS + NS)

WHERE:

NCP = the New Applicable Conversion Price

OCP = the existing Applicable Conversion Price immediately before the new issue (“Old Applicable Conversion Price”)

CS = the total outstanding Ordinary Shares immediately before the new issue plus the total Ordinary Shares issuable upon conversion of outstanding Convertible Securities and exercise of outstanding Options

NP = the total consideration received for the issuance or sale of the New Securities

NS = the number of New Securities issued or sold

The New Applicable Conversion Price shall be the amount equal to the price determined by multiplying the Old Applicable Conversion Price, by a fraction:

A.	the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the total Ordinary Shares issuable upon conversion of outstanding Convertible Securities and exercise of outstanding Options plus the number of Ordinary Shares which the aggregate consideration received by the Company for the issuance of the total number of New Securities would purchase at the Old Applicable Conversion Price; and

B.	the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the total Ordinary Shares issuable upon conversion of outstanding Convertible Securities and exercise of outstanding Options plus the number of such New Securities so issued.

(e)          Determination of Consideration. For purposes of this Article 139(e), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(i)	Cash and Property. Such consideration shall:

(A)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

(B)          insofar as it consists of property other than cash, be computed at the Fair Market Value thereof at the time of such issue; and

(C)          in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in paragraphs (A) and (B) above, as reasonably determined in good faith by the Board.

(ii)          Options and Convertible Securities. The consideration per share received by the Company for New Securities deemed to have been issued pursuant to Article 139(c) hereof, relating to Options and Convertible Securities, shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in Article 139(e)(i) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (ii) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)          Certificate of Adjustment. In the case of any adjustment or readjustment of the Applicable Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of such Preferred Shares at the holder’s address as shown in the Company’s books and records. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the Applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

(g)          Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Applicable Conversion Price or the number or character of the Series Pre-A Preferred Shares or the Series A Preferred Shares as set forth herein, the Company shall give notice to the holders of such Series Pre-A Preferred Shares or the Series A Preferred Shares, as applicable, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the Series Pre-A Preferred Shares or the Series A Preferred Shares, as applicable. In the case of any action which would require the fixing of a record date, such notice shall be given at least five (5) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least ten (10) days prior to the taking of such proposed action.

(h)          Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of Shares as shall be sufficient for such purpose.

(i)           Notice. Any notice required or permitted pursuant to this Article 139 shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books and records of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by electronic mail, service shall be deemed to be effected by transmitting the electronic mail to the electronic mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent and it shall not be necessary for the receipt of the electronic mail to be acknowledged by the recipient.

(j)           Payment of Taxes. The Company will pay all Taxes (other than Taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of the Preferred Shares, excluding any Tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preferred Share so converted were registered.

INDEMNITY

140.	The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal Representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

FINANCIAL YEAR

141.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

AMENDMENTS OF ARTICLES

142.	Subject to Articles 70(A)(a) and 70(B)(a) of these Articles and the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

TRANSFER BY WAY OF CONTINUATION

143.	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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